UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

June 22, 2007

Date of Report (Date of earliest event reported)

AMBASSADORS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1071 Camelback Street

Newport Beach, CA 92660

(Address of principal executive offices)

(949) 759-5900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2007, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K announcing that Brian R. Schaefgen, chief financial officer, treasurer and secretary of Ambassadors International, Inc., was resigning from his current positions, as an executive officer and as an officer and director of the Company’s subsidiaries upon which he serves, effective June 22, 2007. Mr. Schaefgen agreed to continue as a consultant to the Company after June 22, 2007, to assist the Company during its transition.

On June 22, 2007, Mr. Schaefgen and the Company entered into an agreement and release pursuant to which the Company agreed to pay Mr. Schaefgen an amount equal to one year’s base salary of $240,000 in recognition of completing key goals of the Company during 2007, including its convertible bond offering and the acquisition of Windstar Cruises, as well as for providing an orderly transition plan. The Company and Mr. Schaefgen also entered into a consulting agreement by which Mr. Schaefgen will receive a monthly consulting fee of $10,000 for his services on behalf of the Company. The consulting agreement is through August 23, 2007, and may be extended by the two parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: June 25, 2007	By:	/s/ Joseph J. Ueberroth
Joseph J. Ueberroth
President and Chief Executive Officer